Exhibit 99.1

Horizon Technology Finance Provides Fourth Quarter 2019 Portfolio Update

-    Originates $65.0 Million of New Loans    -

-    Seventh Consecutive Quarter of Portfolio Growth    -

Farmington, Connecticut – January 8, 2020 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the fourth quarter ended December 31, 2019.

“We are excited to conclude a banner year with our seventh consecutive quarter of portfolio growth, originating $65 million of loans to both new and existing portfolio companies,” said Gerald A. Michaud, President of Horizon. “In addition to our consistent portfolio growth arising from the ongoing strong demand for our venture debt solutions, we are pleased that, with two portfolio companies’ loan prepayments, our predictive pricing strategy continues to produce heightened returns from accelerated income and fees, as well as the potential for additional future returns from related warrants. In addition, we continue to maintain ample capacity to make loans as we seek additional opportunities in the venture debt market to complement and further enhance the value of our venture debt portfolio. We believe we remain strongly positioned to deliver long-term value to our shareholders.”

Originations

Horizon funded seven loans during the fourth quarter of 2019 totaling $65.0 million:

•	$20.0 million to a new portfolio company, Updater Inc., a leading provider of relocation technology services.
•	$12.0 million to a new portfolio company, a developer and manufacturer of a smart-tinting glass product available for both commercial and residential use.
•	$10.0 million to a new portfolio company, Kate Farms, Inc., a medical nutrition company that develops non-GMO, all-organic, common allergenic-free, ready-to-consume formulas for patients with impaired digestion.
•	$9.0 million to a new portfolio company, an online learning community with thousands of classes in creative, business and tech disciplines.
•	$5.0 million to an existing portfolio company, a provider of high-speed, high-performance solid-state data storage array software.
•	$5.0 million to an existing portfolio company, a SaaS marketing data and CRM platform specialized for the hospitality industry.
•	$4.0 million to an existing portfolio company, CSA Medical, Inc. (“CSA Medical”), a developer of novel, patent-protected cryotherapy medical devices.

Liquidity Events

Horizon experienced liquidity events from five portfolio companies in the fourth quarter of 2019, including principal prepayments of $22.3 million and warrant proceeds of $2.0 million, compared to $28.5 million of principal prepayments and $0.5 million of warrant proceeds during the third quarter of 2019:

•	In October, Horizon received proceeds of $1.7 million upon the exercise and sale of its warrants in Verity Solutions Group, Inc.
•	In December, Intelepeer Holdings, Inc. (“Intelepeer”) prepaid the outstanding principal balance of $10.8 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in Intelepeer.
•	In December, CSA Medical prepaid its outstanding principal balance of $11.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. Horizon continues to hold warrants in CSA Medical.
•	In December, Recondo Technology, Inc. (“Recondo”) closed a sale transaction from which Horizon received proceeds of $0.3 million in connection with the termination of Horizon’s warrants in Recondo.
•	In December, Horizon received proceeds of $0.2 million in connection with the sale of its license agreement with Triple Double Holdings, LLC.

Joint Venture Activity

During the fourth quarter of 2019, Horizon transferred portions of three of its portfolio investments, totaling $1.5 million, to Horizon Secured Loan Fund I LLC, its joint venture, as follows:

•	$0.5 million of venture loans to Bridge2 Solutions, LLC, a SaaS platform technology company providing innovative solutions to drive engagement and loyalty between brands and their consumers.
•	$0.5 million of venture loans to OutboundEngine, Inc., a leading provider of B2B marketing automation software that empowers small business owners with actionable marketing campaigns.
•	$0.5 million of venture loans to CSA Medical.

In addition, the joint venture experienced liquidity events from two portfolio companies in the fourth quarter of 2019, encompassing outstanding principal prepayments of $9.7 million:

•	In December, Intelepeer prepaid its outstanding principal balance of $9.2 million on its venture loan, plus interest, end-of-term payment and prepayment fee. The joint venture continues to hold warrants in Intelepeer.
•	In December, CSA Medical prepaid its outstanding principal balance of $0.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. The joint venture continues to hold warrants in CSA Medical.

Principal Payments Received

During the fourth quarter of 2019, Horizon received regularly scheduled principal payments on investments totaling $4.3 million, compared to regularly scheduled principal payments totaling $3.7 million during the third quarter of 2019.

Commitments

During the fourth quarter ended December 31, 2019, Horizon closed new loan commitments totaling $88.0 million to six companies, compared to new loan commitments of $48.5 million to five companies in the third quarter of 2019.

Pipeline

As of December 31, 2019, Horizon’s unfunded loan approvals and commitments (“Committed Backlog”), all priced at floating interest rates, were $51.8 million to ten companies. This compares to a Committed Backlog of $62.8 million to ten companies as of September 30, 2019. While Horizon’s portfolio companies have discretion whether to draw down such commitments, the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing.

Capital Markets Activity, Warrant and Equity Portfolio

As of December 31, 2019, Horizon held a portfolio of warrant and equity positions in 75 portfolio companies, including 62 private companies, which provides the potential for future additional returns to Horizon’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon also has regional offices in Pleasanton, California and Reston, Virginia. To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Brian Ruby

brian.ruby@icrinc.com

(203) 682-8268